UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 5, 2015

MIT HOLDING, INC.

(Exact name of registrant specified in charter)

Delaware	333-13679	20-5068091
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11835 WEST OLYMPIC BLVD, SUITE 1235E

LOS ANGELES, CA 90064

(Address of principal executive offices, including zip code)

(912) 925-1905

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02 Non-Reliance on Previously Issued Financial Statements

On October 5, 2015, the Board of Directors of MIT Holding, Inc. (the “Company”) determined that the Company’s previously issued unaudited and unreviewed consolidated financial statements for the periods from March 31, 2011 to June 30, 2015 should no longer be relied upon.

On February 4, 2011, MITRX Corporation (“MITRX”), a South Carolina corporation and subsidiary of the Company, executed two stock purchase agreements, pursuant to which it acquired one hundred Percent (100%) of the issued and oustanding equity interests of two companies: National Direct Home Pharmacy, Inc. (“NDHP”) and Palmetto Long Term Care Pharmacy, LLC (“Palmetto”). There were no material relationships between the sellers, their owners, affiliates, officers or directors and MIT’s officers, directors or affiliates.

On September 20, 2011, MITRX closed on the sale of NDHP to TDT Investments Inc. for $110 cash and closed on the sale of Palmetto to Pharmco Inc. in exchange for a $4,000,000 promissory note in favor of MITRX. The note provides for interest at 4% per annum and was due and payable on September 30, 2013. A director of the Company is also a director of TDT Investments Inc. and Pharmco Inc.

The Company has been unable to access any and all financial records of Palmetto and NDHP for the purpose of perforning a financial audit of the books beginning September, 2011 and thereafter. These records were intentionally withheld from MITRX by Smith Drug Company, who we believe had a questionable unethical relationship with Palmetto and NHDP. Smith Drug Company has been in direct and/or indirect control of Palmetto and NHDP and its operations, records, and data and still is at this time to the best of our knowledge. This withholding of financial records by Smith Drug Company has damaged MIT Holding, Inc. and caused MITRX extensive financial harm. Smith Drug Company has ignored and has refused to remedy these requests and demands. MIT Holding, Inc. is in ongoing litigation with Smith Drug Company over other related issues.

The $4,000,000 promissory note from Pharmco Inc. was reflected on the September 30, 2011 consolidated balance sheet at a fair value of $4,000,000 and all subsequent consolidated balance sheets from December 31, 2011 to June 30, 2015 at a fair value of $400,000. The Company intends to restate the September 30, 2011 consolidated financial statements and all subsequent consolidated financial statements from December 31, 2011 to June 30, 2015 to reflect the $4,000,000 promissory note at a net realizable value of $0 (which will increase the Company’s reported total stockholders’ deficiency at December 31, 2011 from $3,411,267 to $3,811,267, and going forward).

The Company’s senior management has discussed the matters disclosed in this Form 8-K Item 4.02 with Michael T. Studer CPA P.C. (“Studer”), the Company’s independent registered public accounting firm, which Firm has not yet completed its audits of the consolidated finanical statement for the years ended December 31, 2013 and December 31, 2014. Studer has advised us that it has detected other errors reported in the unaudited and unreviewed financial statements contained in SEC periodic filings for quarterly (Forms 10-Q) and annual (Forms 10-K) periods ended from March 31, 2011 to June 30, 2015. The exact amounts of the errors and the effects on the consolidated financial statements, which are likely to have a significant negative impact on the Company’s financial position at December 31, 2011 and its results of operations for the year then ended, and going forward, have yet to be determined. Accordingly, Studer concurs with the Company’s filing of this Form 8-K to state that such financial statements should no longer be relied on.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 22, 2015

MIT HOLDING, INC.

By:	/s/ Tommy J. Duncan
Name:	Tommy J. Duncan
Title:	President